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                                                                     Exhibit 5.1


[Letterhead of Holme Roberts & Owen LLP]

August 30, 1999

                                                [Logo of HRO]

Board of Directors
UnitedGlobalCom, Inc.
4643 South Ulster Street, #1300
Denver, Colorado 80237

Re:  UnitedGlobalCom, Inc.
     Registration Statement on Form S-3

Ladies and Gentlemen:

As counsel for UnitedGlobalCom, Inc., a Delaware corporation (the "Company"), we have examined the Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement"), that the Company is filing with the Securities and Exchange Commission with respect to the registration (1) for resale by the selling security holders of 8,500,000 Depositary Shares (the "Depositary Shares"), each representing 1/20th of a share of 7% Series C Senior Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"); the underlying 425,000 shares of the Preferred Stock; and 5,041,518 shares of Class A Common Stock, par value $0.01 per share, issuable upon the conversion of the Preferred Stock; and (2) for issuance from time to time by the Company of up to 2,158,482 shares of Class A Common Stock ("Class A Common Stock"), that may be paid as dividends on the Preferred Stock.

We have also examined the Company's Certificate of Incorporation, as amended, By-laws and the record of its corporate proceedings and have made such other investigation as we have deemed necessary in order to express the opinion set forth below.

Based on such investigation, it is our opinion that:

1. The Depositary Shares and shares of Preferred Stock have been duly and legally issued and are fully paid and non-assessable.

2. When shares of Class A Common Stock are issued upon conversion or redemption of the Preferred Stock or as payment of dividends upon the Preferred Stock, in each case pursuant to the terms thereof, such shares will be duly and legally issued, fully paid and non-assessable.
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[Letterhead of Holme Roberts & Owen LLP]

Board of Directors
UnitedGlobalCom, Inc.
August 30, 1999
Page 2

We hereby consent to all references to us in the Registration Statement and all amendments to the Registration Statement. We further consent to the use of this opinion as an exhibit to the Registration Statement. We express no opinion as to any matters not expressly set forth herein.

HOLME ROBERTS & OWEN LLP



By: /s/ Garth B. Jensen
    ------------------------
    Garth B. Jensen, Partner